UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2007

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-24217	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4840 East Jasmine Street, Suite 105, Mesa, Arizona	85205
(Address of Principal Executive Offices)	(Zip code)

(480) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On December 17, 2007, LiveDeal, Inc. (the “Company”) issued a press release (the “Original Release”) announcing its financial results for the fourth quarter and full fiscal year that ended on September 30, 2007.  A copy of the Original Release was attached as Exhibit 99.1 to a Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission, also on December 17, 2007.

On December 19, 2007, the Company issued a revised press release (the “Revised Release”) to correct certain errors contained in the Original Release with respect to the outstanding share count and, consequently, the earnings per share numbers, as well as an adjustment between general and administrative expenses and sales and marketing expenses.  There was no change to net income.  A copy of the Revised Release is attached as Exhibit 99.1 to this Current Report on Form 8-K/A (Amendment No. 1) and is incorporated herein by reference.

The information in this Current Report on Form 8-K/A and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Revised Press Release of LiveDeal, Inc. announcing financial results for the fourth quarter and full fiscal year ended September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: December 19, 2007	/s/ Gary L. Perschbacher
Gary L. Perschbacher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Revised Press Release of LiveDeal, Inc. announcing financial results for the fourth quarter and full fiscal year ended September 30, 2007.